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                 AGREEMENT FOR PURCHASE AND SALE
               FOR ST. JOHN'S COUNTY REAL PROPERTY

     This Agreement (this "Agreement") is made and entered into as of the ____ day of March 1994, by and between The Deltona Corporation, a Delaware corporation ("Deltona"), and its wholly owned subsidiary, Intercoastal Properties of St. Augustine Shores, Inc., a Florida corporation ("Intercoastal"), Conquistador Development Corp., a Florida corporation ("Conquistador"), and its affiliate, Selex International B.V., a Netherlands corporation ("Selex").

     WHEREAS, Conquistador sold certain real property to Intercoastal pursuant to an agreement of purchase and sale dated
June 15, 1992 (the "Prior Agreement"); and

     WHEREAS, the Prior Agreement granted Conquistador an option to repurchase the property conveyed thereunder pursuant to certain terms and conditions; and

     WHEREAS, Conquistador exercised its option to repurchase a portion of the property conveyed to Intercoastal under the Prior
Agreement; and

     WHEREAS, the parties have agreed to consummate the purchase pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants and obligations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree to the terms and conditions hereinafter set forth:

     1.   Description of Property

          The property to be conveyed hereunder shall include a total development package consisting of the following:

          (a) The Real Property. That certain parcel of real property described in Exhibit "A" attached hereto and made a part hereof and the forty eight (48) unconstructed condominium units and common elements appurtenant thereto to be constructed thereon (the "Condominium"), pursuant to that certain Declaration of Condominium (the "Declaration"), as recorded in Official Records Book 515, Page 274 of the Public Records of St. Johns County, Florida together with amendments thereto recorded in Official Records Book 515, Page 432; Official Records Book 515, Page 436; Official Records Book 516, Page 17; Official Records Book 522, Page 512; Official Records Book 527, Page 534; Official Records Book 529, Page 193; Official Records Book 757, Page 40; Official Records Book 800, Page 1351; Official Records Book 888, Page 1314; and Certificate of Passage Amendment, dated March 21, 1991, recorded in Official Records Book 891, Page 1390, as amended in Official Records Book 918, Page 1627; Official Records Book 935, Page 718 and Official Records Book 936, Page 1095, all of the Public Records of St. Johns County, Florida (the "Real Property") together with the following:

               (i) One full and complete set of architectural and engineering plans for construction of typical buildings and units of the forty-eight (48) condominium units and all common elements to be built in Phase II of the Condominium including, but not limited to all landscaping, lighting, parking and signage plans.

               (ii) All permits and approvals needed for the complete build-out of the Real Property.

               (iii) Full and complete package of condominium documents for the Condominium, properly approved and accepted by all appropriate governmental entities. (The Real Property and the documents and contract rights described in (i) through (iii) above shall hereinafter be referred to as the "Property".)

     2.   Purchase Price and Method of Payment

          (a) Purchase Price: The purchase price for the Property shall be the sum of Three Hundred Twelve Thousand Dollars
($312,000.00) (the "Purchase Price").

          (b) Method of Payment: The Purchase Price shall be payable as follows:

               (i) Cash at Closing: At closing, Conquistador shall pay to Intercoastal the sum of Two Hundred Sixty Thousand Dollars ($260,000.00), as adjusted by credits or prorations provided for herein. Payment shall be made in immediately available funds in Dade County, Florida by wire transfer or certified check.

               (ii) Debt Assumption: At closing, Conquistador shall assume the obligation of Deltona and Intercoastal to pay to Selex Fifty Two Thousand Dollars ($52,000.00), which payment constitutes accrued interest due and owing by Deltona and Intercoastal to Selex under that certain promissory note dated June 14, 1993, in the original principal amount of $1,000,000.

     3.   Existing Mortgages:

          The Property shall be conveyed subject to the following mortgages of record:

          (a)  Mortgage from Intercoastal Properties of St.
Augustine Shores, Inc. to Yasawa Holding, N.V., dated May 10, 1993 and recorded May 26, 1993, in Official Records Book 993, at Page
1520 of the Public Records of St. Johns County, Florida.

          (b)  Mortgage from The Deltona Corporation and
Intercoastal Properties of St. Augustine Shores, Inc., et al, to
Selex International, B.V., dated July 14, 1993 and recorded July
26, 1993, in Official Records Book 1003, at Page 706, of the Public Records of St. Johns County, Florida.


     4.   Closing:

          (a) This transaction shall be closed on March 5, 1994, or such earlier date as may be mutually selected by the parties.

          (b) The closing shall take place in accordance with the provision of Section 627.7841, Florida Statutes, and at closing, Selex and Conquistador shall pay to Intercoastal the Purchase Price, provided Intercoastal delivers to Conquistador the following items:

               (i) a Statutory Warranty Deed and other documents required under sub-section (c) of this section;

               (ii) a title insurance policy (or marked up binder) insuring the interest of Conquistador in the Real Property, evidencing good and marketable title. The final title policy, with all standard exceptions deleted, shall be delivered to Conquistador within two (2) weeks after closing.

          (c) At or before closing, Deltona and Intercoastal shall deliver the following items to Conquistador:

               (i) a copy of a certified resolution of the Board of Directors of Deltona and Intercoastal approving the sale of the Property and the execution and delivery of all instruments provided for in this Agreement.

               (ii) an incumbency certificate evidencing that the persons signing on behalf of Deltona and Intercoastal are currently appointed and serving as officers in the capacities set forth opposite their respective names.

               (iii) Governmental Certificate evidencing that
Deltona and Intercoastal are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation.

               (iv) a certificate evidencing that Intercoastal is not a non-resident alien and including Intercoastal's federal identification number and address.

               (v) an affidavit attesting to Intercoastal's sole possession of the Real Property and the absence of any financing statement, claims or lien or potential lienors other than that being satisfied from closing proceeds, further attesting that there have been no improvements to the Real Property for ninety (90) days immediately preceding the date of closing. If any portion of the Real Property has been improved by Intercoastal within such time, Intercoastal shall deliver to Conquistador releases or waivers of all mechanic's liens, executed by general contractors, subcontractors, suppliers or materialmen and further reciting that in fact all bills for work to the Real Property which could serve as a basis for a mechanic's lien have been or will be paid at or before closing.

               (vi) a statutory warranty deed from Intercoastal which shall be effective to vest in Conquistador good, marketable and insurable title to the Real Property, free and clear of all matters except restrictions, reservations and easements of record and subject to taxes for the year 1993 and subsequent years.

               (vii) assignment from Intercoastal of all development rights under the Declaration and together with all rights to be conveyed or assigned pursuant to Subsection 1. (a)
(i), (ii) and (iii) above.

               (viii) indemnification from Deltona and Intercoastal as to representations and warranties provided in Section 5 below.

               (ix) certificate from St. Augustine Shores Service
Corporation, that any and all maintenance fees, recreational fees and/or association assessments are paid in full to a current date.

               (x)  certificate from Conquistador Condominium
Apartments of St. Augustine Shores Association, that any and all maintenance fees, recreational fees and/or association assessments are paid in full to a current date.

               (xi) such other documentation as may be reasonably required by Conquistador to effectuate and evidence the transaction in accordance with the terms and conditions of this Agreement.

               (xii) a closing statement to be mutually prepared and agreed to by attorneys for the parties, which closing statement shall be customary in form.

          (d) At or before the closing, Conquistador shall deliver the following items to Deltona and Intercoastal:

               (i) the executed copy of the closing statement described in Subsection (c)(x) of this Section.

               (ii) the balance of the Purchase Price including written acknowledgment of the debt reduction by Selex.

               (iii) Assumption Agreement evidencing Conquistador's assumption of the $52,000 debt of Deltona and Intercoastal to Selex and release of Deltona and Intercoastal from said $52,000 debt.

               (iv) a certified resolution of the Board of Directors of Conquistador and Selex authorizing the purchase of Property, and the execution and delivery of all instruments provided for in this Agreement.

               (v)  a certificate evidencing that Selex and
Conquistador are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation.

               (vi) such other documentation as may be reasonably required by Deltona and Intercoastal to effectuate and evidence the transaction in accordance with the terms and conditions of this Agreement.


     5.   Representations and Warranties:

          Deltona and Intercoastal jointly and severally represent and warrant to Conquistador and Selex as of the date hereof and as of the Closing as follows:

          (a) Intercoastal is the owner of good and marketable title in fee simple to the Real Property, subject only to the Mortgages described in Section 3 of this Agreement, and matters of record which do not impair or prohibit development or operation of the Real Property pursuant to the Declaration. No person or entity has any option to purchase or first refusal rights with respect to the Real Property or any part thereof.

          (b) The Real Property is zoned under a St. Johns County, Florida, zoning classification which permits the current use of the Real Property and the development and operation of the Real Property pursuant to the Declaration [specifically including the amendments to the Declaration, with the exception of the amendments recorded in Official Records Book 888, Page 1314, Official Records Book 891, Page 1390, Official Records Book 918, Page 1627, Official Records Book 935, Page 718 and Official Records Book 936, Page 1095] such current and future uses comply with any and all applicable municipal and governmental laws, ordinances, and regulations covering the Real Property.

          (c) The execution, delivery and performance by Deltona and Intercoastal of this Agreement are not precluded by, and will not violate any provisions of any existing law, statute, rule or regulation in Florida, or any judgment, order, decree, or injunction of any court, governmental department, commission, board, bureau, agency or instrumentality, and will not result in a breach of, or default under, any agreement, mortgage, contract, undertaking or other instrument or document to which either of them is a party or by which either of them is bound or to which either of them or any portion of the Real Property is subject.

          (d) No special or benefit assessment has been levied or authorized for levy on the Real Property on account of any public improvement in the vicinity and no such public improvement has been commenced or authorized by any governmental authority that could result in any special or benefit assessment on the Real Property.

          (e) No portion of the Real Property is being acquired by any governmental authority in the exercise of its power to condemn or to acquire through eminent domain or private purchase in lieu thereof, nor is the Real Property subject to governmental regulation so as to give rise to an inverse condemnation action, nor has Deltona or Intercoastal received any notice that any such proceedings or actions are threatened, pending, or imminent.

          (f) There are no actions, suits, or proceedings pending or threatened against, by or affecting Deltona or Intercoastal in any court or before any governmental entity relating to the Real
Property.

          (g) There is no occupant of the Real Property, and there is no person or entity entitled to possession or occupancy of the Real Property, other than Intercoastal, and there will be no such possessor/occupant or entitled possessor/occupant as of closing.

          (h) With the exception of the Declaration, and agreements supplement thereto, and the items described in Sections 1(a)(i)(ii) and (iii) of this Agreement, copies of all of which have been delivered to Conquistador and Selex, there are no agreements with or in favor of any governmental authority and no conditions have been imposed by any governmental authority (other than compliance with laws of general application) in connection with the development of the Real Property and its compliance with all laws, statutes, codes, acts, ordinances, orders, judgments, injunctions, rules, regulations, permits, licenses, authorizations, directions, and requirements of all governmental authorities.

          (i) There are no fees, payments, obligations or assessments, due or payable by Intercoastal to any person or entity under the Declaration or that certain Declaration of Restrictions recorded in Official Records Book 515, Page 415 of the Public Records of St. Johns County, Florida, as supplemented and amended (the "Restrictions"). There are no approvals by any person or entity required under the Declaration or the Restrictions in order for the parties hereto to enter into and consummate the transaction described in this Agreement.

          (j) The Mortgages referred to in Section 3 of this Agreement are the only liens or security interests securing the payment of money encumbering the Real Property or any part thereof.

          (k) Deltona and Intercoastal are duly organized, validly existing, and active and current corporations under the laws of their respective states of incorporation. The execution and delivery to Conquistador and Selex of this Agreement, and the documents contemplated or required by this Agreement, or necessary to effect the intent of this Agreement, will not violate and are not prohibited by the articles of incorporation, bylaws, or other similar documents of Deltona or Intercoastal.

          (l) The Real Property is, and will be as of closing, free from all hazardous or toxic substances, materials, or wastes, including but not limited to those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) and those considered to be hazardous by the Environmental Protection Agency (as listed in 40 CFR 302), and amendments thereto, or such other substances, materials, or wastes that are or become regulated under any applicable local, state, or federal law.

          Intercoastal and Deltona shall indemnify, defend, and save Conquistador and Selex harmless from and against all liabilities, damages, costs, and claims arising from the breach, falsity, or inaccuracy of the representations and warranties of this paragraph. The representations, warranties and indemnity of this Section shall survive closing.

          Each of the representations and warranties of Deltona and Intercoastal is a material inducement for Conquistador and Selex to enter into this Agreement, and each goes to the essence of this Agreement.

     6.   Conditions to Closing:

          Conquistador's obligation to close shall be subject to the fulfillment by Deltona and Intercoastal of each of their obligations under this Agreement and the accuracy of all of their representations and warranties.


     7.   Recording Expenses:

          Conquistador shall pay the documentary stamp taxes to be paid on the deed of conveyance for the Real Property. Conquistador shall pay the cost of the title insurance premium, at the promulgated rate.


     8.   Condition of Property:

          Except as otherwise specifically set forth in this Agreement, Conquistador acknowledges that no representations or warranties, whether express or implied, have been made by Intercoastal to Conquistador as to the condition of the Property for any purposes, and Conquistador further acknowledges that it has made an independent investigation of the Property and determined that the Property is sufficient for its intended uses and purposes. Except as provided herein, Conquistador will accept the transfer and conveyance of the Property by Intercoastal without any warranty or representation concerning the quality, and patent and latent conditions thereof.

     9.   Parties in Interest:

          All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties.

     10.  Notices:

          If any party desires to give notice or make tender to the another party, such notice and such tender shall be in writing and shall be deemed given when it shall have been deposited in the United States certified mail, return receipt requested, addressed to the party for whom intended, as follows:



          For Deltona or
            Intercoastal:          Earle D. Cortright, Jr.
                                   3250 S.W. Third Avenue
                                   Miami, Florida 33129


          For Conquistador         c/o Selex International, B.V.
            or Selex     :         Nusterweg
                                   P.O. Box 80
                                   6130 AB Sittard
                                   Holland


Nothing herein contained shall be construed as preventing the parties hereto, respectively, from changing the place to which notice shall be addressed, but no such notice of change shall be valid unless it is given in accordance with the terms of this Section.

     11.  No Modification:

          No term or provision of this Agreement may be changed or waived, discharged or terminated orally, but only an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12.  Interpretation:

          This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida.


     13.  Insertion of Corrections or Modifications:

          Typewritten or handwritten provisions inserted in this Agreement or in the exhibits hereto (and initialed by the parties) shall control all printed provisions in conflict therewith.

     14.  Time:

          Time is of the essence in this Agreement.

     15.  Counterparts:

          This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     16.  Agreement not to be Recorded:

          This Agreement shall not be recorded in any public records by either party hereto. If this Agreement is recorded, it shall upon recordation, become null and void.

     17.  Survival:

          The respective warranties, representations, covenants, agreements, obligations, and undertakings of each party hereunder shall be construed as dependent upon and given in consideration of those of the other party, and shall survive the closing and the delivery of the deed.

     IN WITNESS WHEREOF, the parties have caused these presents to be executed, all of which has been done on the time and date shown below for each party.

WITNESSES:                    THE DELTONA CORPORATION, a Delaware
                              corporation

________________
                              By: _____________________________
________________                   Earle D. Cortright, Jr.
                                   President

                              Date: ____________________________

                              INTERCOASTAL PROPERTIES OF ST.
                              AUGUSTINE SHORES, INC., a Florida
                              corporation

________________
                              By: ______________________________
________________                  Earle D. Cortright, Jr.
                                  President

                              Date: ____________________________


                              SELEX INTERNATIONAL B.V., is a
                              Netherlands corporation

_________________             By: ______________________________

_________________             Its: _____________________________

                              Name: ____________________________

                              Date: ____________________________


                              CONQUISTADOR DEVELOPMENT CORP., a
                              Florida corporation


________________              By: ______________________________

                              Its: _____________________________
________________
                              Name: ____________________________

                              Date:_____________________________